    As filed with the Securities and Exchange Commission on October 25, 1996

                                              Registration No. 333-_____________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                 ---------------

      SCRIPPS HOWARD, INC. (Name to be changed to The E.W. Scripps Company)
             (Exact name of registrant as specified in its charter)


                      Ohio                                                         31-1223339
(State or other jurisdiction of incorporation or organization)                  (I.R.S. Employer
                                                                                Identification No.)

312 Walnut Street, Cincinnati, Ohio                                                   45202
(Address of Principal Executive Offices)                                            (Zip Code)

                                 ---------------

                    NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plan)
                                 ---------------

                               M. DENISE KUPRIONIS
                                    Secretary
                              Scripps Howard, Inc.
                                312 Walnut Street
                             Cincinnati, Ohio 45202
                     (Name and address of agent for service)

                                 (513) 977-3835
          (Telephone number, including area code, of agent for service)

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
Title of                            Amount                    Proposed                           Amount of
securities to                       to be                     maximum aggregate                  registration
be registered                       registered(1)             offering price(2)                  fee
---------------------------------------------------------------------------------------------------------------
Class A Common
Shares
$.01 par value                       50,000 shares             $778,500                          $236
===============================================================================================================

(1) Also includes an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the Plan.

(2)      Based on book value of Registrant of $15.57 per share as of June
         30, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

                  The documents listed in (a) through (c) below are incorporated by reference in the registration statement. All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of the filing of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of the filing of such documents.

                  (a) The Registrant's Registration Statement on Form 10 declared effective on October 17, pursuant to Section 12 of the Exchange Act (the "Form 10");

                  (b) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the effectiveness of the Form 10; and

                  (c) The description of the Company's Class A Common Shares contained in the Form 10.


Item 5. Interests of Named Experts and Counsel.

                  The legality of the Class A Common Shares offered hereby has been passed upon for the Company by Baker & Hostetler, Cleveland, Ohio. John H. Burlingame, a director of the Company, is a partner of Baker & Hostetler.


Item 6. Indemnification of Directors and Officers.

                  The Articles of Incorporation of the Registrant provide for indemnification of directors and officers to the fullest extent permitted under the Ohio General Corporation Law.

                  The Registrant is permitted by its Articles of Incorporation to maintain insurance on behalf of its directors and officers against any loss arising from any claim asserted against them in such capacities, subject to certain exclusions.

Item 8. Exhibits.

Exhibit Number                      Description of Exhibit
--------------                      ----------------------
     4(a)                           Non-Employee Directors' Stock Option Plan

     4(b)                           Articles of Incorporation(1)

     4(c)                           Code of Regulations(1)

     5                              Opinion of Baker & Hostetler

    23(a)                           Consent of Deloitte & Touche LLP

    23(b)                           Consent of Baker & Hostetler (included in Opinion filed as Exhibit 5 hereto)

    24(a)                           Power of Attorney (Registrant)

    24(b)                           Power of Attorney (Directors and Officers)


----------

(1)      Incorporated by reference from the Form 10.



Item 9. Undertakings

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant further undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on October 24, 1996.

                                  SCRIPPS HOWARD, INC.


                                  By             *
                                      ----------------------------------
                                      William R. Burleigh, President and
                                      Chief Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on October 24, 1996 by the following persons in the capacities indicated below.

             Signature                                            Title
             ---------                                            -----
                   *                                          Director; Chairman of the Board
----------------------------------------
         Lawrence A. Leser


                   *                                          Director; President and Chief Executive Officer
----------------------------------------                      (Principal Executive Officer)
         William R. Burleigh


                   *                                          Senior Vice President, Finance
----------------------------------------                      & Administration (Principal Financial and Accounting
         Daniel J. Castellini                                 Officer)


                   *                                          Director
----------------------------------------
         Charles E. Scripps


                   *                                          Director
----------------------------------------
         Robert P. Scripps


                   *                                          Director
----------------------------------------
         Paul K. Scripps


                   *                                          Director
----------------------------------------
         John H. Burlingame

                   *                                          Director
----------------------------------------
         Nicholas B. Paumgarten


                   *                                          Director
----------------------------------------
         Daniel J. Meyer


                   *                                          Director
----------------------------------------
         Ronald W. Tysoe



* William Appleton, by signing his name hereto, does sign this Registration Statement on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons and filed as Exhibits to this Registration Statement.



By: /s/ William Appleton
    ------------------------------------
    William Appleton, Attorney-in-Fact

                                  EXHIBIT INDEX
                                  -------------

EXHIBIT
NUMBER                     EXHIBIT DESCRIPTION
------                     -------------------
  4(a)                     Non-Employee Directors' Stock Option Plan

  4(b)                     Articles of Incorporation(1)

  4(c)                     Code of Regulations(1)

  5                        Opinion of Baker & Hostetler

  23(a)                    Consent of Deloitte & Touche LLP

  23(b)                    Consent of Baker & Hostetler (included in
                           Opinion filed as Exhibit 5 hereto)

  24(a)                    Power of Attorney (Registrant)

  24(b)                    Power of Attorney (Directors and Officers)



----------

(1) Incorporated by reference from Registration Statement on Form 10 declared effective on October 17, 1996.